SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 28, 2010
Date of Report (Date of Earliest Event Reported)
Cronos Global Income Fund XVI, L.P.
(Exact name of registrant as specified in its charter)
California
(State or Other Jurisdiction of Incorporation)

0-27496	94-3230380

(Commission File Number)	(IRS Employer Identification No.)
One Front Street, Suite 925, San Francisco, California 94111
(Address of principal executive offices) (Zip Code)
(415) 677-8990
(Fund’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          The Registrant, Cronos Global Income Fund XVI, L.P., a California limited partnership (the “Fund”), was organized on September 1, 1995 to engage in the business of owning and leasing marine cargo containers to third-party lessees. The Fund is managed by Cronos Capital Corp., a California corporation (“CCC”), its general partner.
          Cronos Ltd., a Bermuda exempted company, is the parent of CCC. On July 28, 2010, Cronos consummated several transactions with investment funds affiliated with Kelso & Company, L.P. (“Kelso”), a private equity firm based in New York. Pursuant to the transactions, affiliated investment funds of Kelso acquired a majority interest in Cronos Ltd. through a newly-organized holding company, Cronos Holding Company Ltd., a Bermuda exempted company.
          In connection with the transactions with Kelso, Dennis J. Tietz has retired as a director of CCC. Messrs. Younger, Vaughan, and Kallas remain as directors of CCC, and CCC remains a wholly-owned subsidiary of Cronos Ltd.
          There has been no change in the ownership of the outstanding units of limited partnership interests of the Registrant as a result of the transactions with Kelso.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GLOBAL INCOME FUND XVI, L.P.
By	Cronos Capital Corp.
The General Partner

By	/s/ Frank P. Vaughan
Frank P. Vaughan
Chief Financial Officer

Date: August 5, 2010

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